UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2017
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Pilgrim's Pride Corporation (the "Company") on May 2, 2017 (the "Original 8-K"). The Original 8-K was filed with the U.S. Securities and Exchange Commission to report the results of the matters submitted to a vote by the Company's stockholders at the Company's 2017 Annual Meeting of Stockholders held on April 28, 2017 (the "Annual Meeting"). The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company's decision as to how frequently the Company will conduct future stockholder advisory votes regarding the named executive officers' compensation.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Consistent with the recommendation of the Company's Board of Directors, as set forth in the 2017 Proxy Statement and the vote of stockholders at the Annual Meeting, the Company is confirming that it will include an annual advisory stockholder vote on the compensation of its named executive officers in its proxy materials until the next required frequency vote, which is expected to be held at the Company's 2023 Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	May 4, 2017	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer